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EXHIBIT 99.3
                            NIPSCO INDUSTRIES, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                     TWELVE MONTHS ENDED DECEMBER 31, 1996
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            COL. A             COL. B        COL. C          COL. D     COL. E
            ------             ------- ------------------ ------------ --------
                                           ADDITIONS
                                       ------------------  DEDUCTIONS
                                        CHARGED           FOR PURPOSES
                               BALANCE    TO     CHARGED   FOR WHICH   BALANCE
                               JAN. 1, COSTS AND TO OTHER   RESERVES   DEC. 31,
         DESCRIPTION            1996   EXPENSES  ACCOUNTS WERE CREATED   1996
         -----------           ------- --------- -------- ------------ --------
                                            (DOLLARS IN THOUSANDS)
Reserves Deducted in
 Consolidated Balance Sheet
 from Assets to Which They
 Apply:
  Reserve for accounts
   receivables...............  $7,264  $ 6,912     $--       $8,607     $ 5,569
  Reserve for investments, at
   equity....................  $  850  $ 1,103     $--       $--        $ 1,953
Reserves Classified Under
 Reserve Section of
 Consolidated Balance Sheet:
  Injuries and damages
   reserve...................  $1,837  $ 4,875     $--       $2,336     $ 4,376
  Environmental reserves.....  $5,006  $15,862     $--       $4,079     $16,789
  Miscellaneous operating
   reserves..................  $4,091  $   380     $--       $--        $ 4,471
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